Exhibit 99.1

Brooks Automation Reports Results of First Fiscal Quarter of 2019, Ended December 31, 2018

CHELMSFORD, Mass., February 5, 2019 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the first fiscal quarter of 2019, ended December 31, 2018.

Summary

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change vs.
	2018	2018	2017	Prior Quarter	Prior Year
Revenue	$179	$160	$143	12%	26%
Semiconductor Solutions Group	$113	$109	$95	4%	18%
Life Sciences	$67	$51	$47	31%	41%

Diluted EPS Continuing Operations	$0.09	$(0.02)	$0.02	NM	280%
Diluted EPS Total	$0.20	$0.15	$0.23	37%	(14)%

Non-GAAP Diluted EPS Cont. Operations	$0.17	$0.17	$0.09	0%	86%

The Company provides additional non-GAAP information to provide investors a better perspective on the results of operations, which the Company believes is more comparable to the similar analysis provided by its peers.  A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

The Company announced on August 27, 2018 it had entered into a definitive agreement to sell the Semiconductor Cryogenics business to Edwards Vacuum LLC (a member of the Atlas Copco Group).  In accordance with GAAP, the Company is reporting the operating results of the Semiconductor Cryogenics business, for all periods presented, as discontinued operations.

Management Comments

“Our 2019 fiscal year is off to a strong start with overall Q1 revenue growing 26% from the prior year driven by double digit revenue growth in each of our business segments,” commented Steve Schwartz, CEO of Brooks Automation. “The newly acquired GENEWIZ business is meeting our growth expectations and our Sample Management business increased organic growth to 8% and delivered a record quarter of new bookings.  And in a muted semiconductor market environment, the Semiconductor Solutions Group grew 4% sequentially, and 18% from the same quarter a year earlier.  The Brooks portfolio and team have never been stronger.”

GAAP Summary, First Quarter, Fiscal 2019

•

EPS from continuing operations was $0.09 in the quarter compared to a loss of $0.02 in the fourth fiscal quarter of 2018.  Revenue growth combined with 100 basis points of gross margin expansion to lift operating income to $5.3 million, 47% higher in the first fiscal quarter of 2019 compared to the fourth fiscal quarter of 2018.  The improvement was partially driven by the acquisition of GENEWIZ, which was accretive to operating income in the quarter.  Net interest expense increased $2.9 million compared to the fourth fiscal quarter, driven by additional debt taken at the time of the GENEWIZ acquisition.  The Company reported a $5.8 million benefit from taxes in the quarter.

•	Revenue was $179 million in the first quarter, an increase of 12% compared to the fourth fiscal quarter of 2018, and 26% higher compared to the first fiscal quarter of 2018.
•

Life Sciences revenue was $67 million, 31% higher compared to the fourth quarter of 2018 and 41% higher on a year over year basis, inclusive of 8% organic growth.  The GENEWIZ acquisition, which closed November 15, 2018, contributed $16 million of revenue in the quarter.

•	Semiconductor Solutions revenue was $113 million, 4% higher compared to the fourth quarter of 2018 and 18% higher on a year over year basis.
•

Cash flow from operations was $6 million in the quarter.  The Company raised an additional $350 million of debt on November 15, 2018 to support the acquisition of GENEWIZ, which was purchased for a cash purchase price of approximately $450 million.  At December 31, 2018, the ending balance of total debt was $541 million and the balance of cash, cash equivalents, and marketable securities was $138 million.

Non-GAAP Profit Discussion for Continuing Operations

•	Non-GAAP EPS for the quarter was $0.17, an improvement of 86% year over year. Improved earnings were driven predominantly by 26% year over year revenue growth and improved gross margins.
•

Non-GAAP gross margins were 41.4%, an improvement of 130 basis points compared to the fourth quarter of 2018 and 190 basis points higher than the first quarter of 2018.  Life Sciences gross margins were 40.9%, up 440 basis points compared to the first quarter of 2018, driven by a 130 basis points improvement in Sample Management and the addition of the higher margin GENEWIZ business.  The Semiconductor Solutions business also expanded margins 70 basis points year over year to 41.7%.

•

Adjusted EBITDA in the quarter was $28 million, up from $22 million in the prior quarter and $18 million in the first quarter of 2018.  The adjusted EBITDA margin improved 150 basis points sequentially to 15.6% and reflects 320 basis points improvement from the first quarter of 2018.

•	Operating margin improved 160 basis points sequentially and 240 basis points from first quarter 2018 to 11.0% driven primarily by revenue growth and improved gross margins.
•	Net interest expense increased $2.9 million sequentially in the quarter to $4.9 million reflecting the additional debt utilized to fund the GENEWIZ acquisition.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Pending Sale of the Semiconductor Cryogenics Business

As previously disclosed, the completion of the sale of the Company’s Semiconductor Cryogenics business is conditioned upon, among other things, certain regulatory approvals, including the approval of the Committee on Foreign Investment in the United States (CFIUS).  The Company and the buyer continue to pursue the necessary clearances, but now expect that the CFIUS process will extend into the second calendar quarter.  Accordingly, the Company now expects to complete the sale within the June quarter.  The Company and the buyer remain fully committed to completing the sale as expeditiously as possible.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on March 22, 2019 to stockholders of record on March 1, 2019.  Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fiscal Second Quarter 2019

The Company announced revenue and earnings guidance for the second quarter of fiscal 2019.  Revenue is expected to be in the range of $190 million to $200 million and non-GAAP diluted earnings per share from continuing operations is expected to be in the range of $0.07 to $0.12.  GAAP diluted earnings per share for the second quarter is expected to be in the range of $0.01 to $0.06.

Conference Call

Brooks management will webcast its first quarter earnings conference call today at 5:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook.  Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay.  In addition, you may call 800-915-4217 (US & Canada only) or +1-212-231-2921 for international callers to listen to the live webcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation equipment and services solutions for multiple markets including semiconductor manufacturing and life sciences.  Brooks' automation technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments.  Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market as a provider of precision automation and vacuum solutions.  In 2011, Brooks applied its automation and cryogenics expertise to meet the needs of the life sciences industry for reliable ultra-cold storage of compound and biological samples.  Today, Brooks' offers comprehensive sample management solutions including on-site infrastructure for temperatures of ‑20°C to -196°C, and outsource service solutions for collection, transport, processing, long-term storage, protection, retrieval and disposal of customer samples.  Brooks recently completed the strategic acquisition of GENEWIZ Group, expanding Brooks' sample-based offerings with a leading global capability in gene sequencing and synthesis services.  Brooks is headquartered in Chelmsford, MA, with operations in North America,  Europe and Asia. For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about whether CFIUS will approve the sale of our Semiconductor Cryogenics business or the expected timing for completion of the sale, our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, the expected financial results from our recently acquired GENEWIZ business and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, the risk that CFIUS does not approve the sale of the Cryogenics business and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

 (In thousands, except per share data)

	Three Months Ended
	December 31,
	2018	2017
Revenue
Products	$141,732	$105,772
Services	37,636	36,827
Total revenue	179,368	142,599
Cost of revenue
Products	83,481	63,529
Services	23,806	24,811
Total cost of revenue	107,287	88,340
Gross profit	72,081	54,259
Operating expenses
Research and development	13,148	11,405
Selling, general and administrative	53,541	37,929
Restructuring charges	59	—
Total operating expenses	66,748	49,334
Operating income	5,333	4,925
Interest income	423	149
Interest expense	(5,290)	(2,181)
Other expenses, net	(30)	(1,924)
Income before income taxes	436	969
Income tax benefit	(5,830)	(650)
Income from continuing operations	6,266	1,619
Income from discontinued operations, net of tax	8,149	14,867
Net income	$14,415	$16,486
Basic net income per share:
Basic net income per share from continuing operations	0.09	0.02
Basic net income per share from discontinued operations	0.11	0.21
Basic net income per share	$0.20	$0.23
Diluted net income per share:
Diluted net income per share from continuing operations	0.09	0.02
Diluted net income per share from discontinued operations	0.11	0.21
Diluted net income per share	0.20	0.23

Dividend declared per share	0.10	0.10

Weighted average shares outstanding used in computing net income per share:
Basic	71,450	70,183
Diluted	72,165	70,864

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

 (In thousands, except share and per share data)

	December 31,	September 30,
	2018	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$135,791	$197,708
Marketable securities	28	46,281
Accounts receivable, net	164,516	125,192
Inventories	110,070	96,986
Prepaid expenses and other current assets	42,063	31,741
Current assets held for sale	68,334	66,148
Total current assets	520,802	564,056
Property, plant and equipment, net	96,124	59,988
Long-term marketable securities	2,489	7,237
Long-term deferred tax assets	23,287	43,798
Goodwill	490,525	255,876
Intangible assets, net	279,233	99,956
Other assets	22,304	5,294
Non-current assets held for sale	61,967	59,052
Total assets	$1,496,731	$1,095,257
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$9,527	$2,000
Accounts payable	70,814	55,873
Deferred revenue	31,091	25,884
Accrued warranty and retrofit costs	6,851	6,340
Accrued compensation and benefits	20,799	29,322
Accrued restructuring costs	464	659
Accrued income taxes payable	6,131	6,746
Accrued expenses and other current liabilities	37,068	30,405
Current liabilities held for sale	8,335	7,388
Total current liabilities	191,080	164,617
Long-term debt	531,282	194,071
Long-term tax reserves	14,635	1,102
Long-term deferred tax liabilities	15,555	7,135
Long-term pension liabilities	4,499	4,255
Other long-term liabilities	8,979	5,547
Non-current liabilities held for sale	506	698
Total liabilities	766,536	377,425
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 85,417,038 shares issued and 71,955,169 shares outstanding at December 31, 2018, 84,164,130 shares issued and 70,702,261 shares outstanding at September 30, 2018	854	841
Additional paid-in capital	1,902,888	1,898,434
Accumulated other comprehensive income	15,134	13,587
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(987,725)	(994,074)
Total stockholders' equity	730,195	717,832
Total liabilities and stockholders' equity	$1,496,731	$1,095,257

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended
	December 31,
	2018	2017
Cash flows from operating activities
Net income	$14,415	$16,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,838	8,521
Stock-based compensation	4,467	4,809
Amortization of premium on marketable securities and deferred financing costs	235	122
Earnings of equity method investments	(1,772)	(2,180)
Deferred income tax benefit	(7,682)	(689)
Other gains on disposals of assets	6	—
Accounts receivable	(13,826)	(16,157)
Inventories	(12,260)	(5,518)
Prepaid expenses and current assets	1,695	3,285
Accounts payable	7,932	4,449
Deferred revenue	6,385	1,376
Accrued warranty and retrofit costs	572	87
Accrued compensation and tax withholdings	(13,842)	(11,145)
Accrued restructuring costs	(181)	(592)
Accrued expenses and current liabilities	8,282	362
Net cash provided by operating activities	6,264	3,216
Cash flows from investing activities
Purchases of property, plant and equipment	(3,560)	(2,700)
Purchases of marketable securities	(1,290)	(26,875)
Sales of marketable securities	48,904	—
Maturities of marketable securities	2,557	100
Acquisitions, net of cash acquired	(445,210)	(65,074)
Proceeds from sales of property, plant and equipment	—	200
Net cash used in investing activities	(398,599)	(94,349)
Cash flows from financing activities
Proceeds from term loan	340,540	197,554
Payment of deferred financing costs	—	(318)
Repayment of term loan	(1,789)	—
Repayment of capital lease	(121)	—
Common stock dividends paid	(7,208)	(7,057)
Net cash provided by financing activities	331,422	190,179
Effects of exchange rate changes on cash and cash equivalents	(1,004)	1,671
Net increase (decrease) in cash and cash equivalents	(61,917)	100,717
Cash and cash equivalents, beginning of period	197,708	101,622
Cash and cash equivalents, end of period	$135,791	$202,339

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.  Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2018		September 30, 2018		December 31, 2017
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data		share		share		share
Net income (loss) from continuing operations	$6,266	$0.09	$(1,212)	$(0.02)	$1,619	$0.02
Adjustments:
Purchase accounting impact on inventory and contracts acquired	184	0.00	—	—	1,160	0.02
Amortization of intangible assets	7,776	0.11	6,530	0.09	5,492	0.08
Restructuring charges	59	0.00	585	0.01	—	—
Merger costs	6,354	0.09	4,309	0.06	613	0.01
Adjustment of valuation allowance against deferred tax assets	—	—	690	0.01	—	—
Tax Reform - rate change applied to deferred tax liabilities (1)	(1,125)	(0.02)	—	—	(671)	(0.01)
Tax adjustments (2)	(4,411)	(0.06)	—	—	—	—
Tax effect of adjustments	(3,184)	(0.04)	868	0.01	(1,920)	(0.03)
Non-GAAP adjusted net income from continuing operations	$11,919	$0.17	$11,770	$0.17	$6,293	$0.09
Stock based compensation, pre-tax	4,176	0.06	4,587	0.06	4,563	0.06
Tax rate	15%	—	9%	—	15%	—
Stock-based compensation, net of tax	3,550	0.05	4,188	0.06	3,970	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$15,469	$0.21	$15,958	$0.22	$10,263	$0.14

Shares used in computing non-GAAP diluted net income per share	—	72,165	—	71,085	—	70,864

(1)	Adjustments are related to U.S. Federal Tax Reform.

(2)

The Company has elected to apply the tax benefit related to the stock compensation windfall realized in the quarter ended December 31, 2018 to the non-GAAP full year tax rate and to exclude the benefit of a change in the deferred tax benefit realized in the three months ended December 31, 2018 related to a change in the Company’s state effective tax rate related to the acquisition of GENEWIZ.

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2018	2018	2017
GAAP net income	$14,415	$10,351	$16,486
Adjustments:
Less: Discontinued operations	(8,149)	(11,563)	(14,867)
Less: Interest income	(423)	(688)	(149)
Add: Interest expense	5,290	2,679	2,181
Add: Income tax provision (benefit)	(5,830)	2,580	(650)
Add: Depreciation	4,060	3,122	2,835
Add: Amortization of completed technology	2,007	1,487	904
Add: Amortization of customer relationships and acquired intangible assets	5,769	5,043	4,588
Earnings before interest, taxes, depreciation and amortization	$17,139	$13,011	$11,328

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2018	2018	2017
Earnings before interest, taxes, depreciation and amortization	$17,139	$13,011	$11,328
Adjustments:
Add: Stock-based compensation	4,176	4,587	4,563
Add: Restructuring charges	59	585	—
Add: Purchase accounting impact on inventory and contracts acquired	184	—	1,160
Add: Merger costs	6,354	4,309	613
Adjusted earnings before interest, taxes, depreciation and amortization	$27,912	$22,492	$17,664

	Quarter Ended
	December 31, 2018		September 30, 2018		December 31, 2017
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$72,081	40.2%	$62,620	39.2%	$54,259	38.1%
Adjustments:
Amortization of completed technology	2,007	1.1	1,487	0.9	904	0.6
Purchase accounting impact on inventory and contracts acquired	184	0.1	—	—	1,160	0.8
Non-GAAP adjusted gross profit/gross margin percentage	$74,272	41.4%	$64,107	40.2%	$56,323	39.5%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	December 31, 2018		September 30, 2018		December 31, 2017
GAAP gross profit/margin percentage	$45,915	40.7%	$43,774	40.2%	$38,494	40.5%
Adjustments:
Amortization of completed technology	937	0.8	1,152	1.1	533	0.6
Purchase accounting impact on inventory and contracts acquired	184	0.2	—	—	—	—
Non-GAAP adjusted gross profit/margin percentage	$47,036	41.7%	$44,926	41.3%	$39,027	41.0%

	Brooks Life Sciences
	Quarter Ended
Dollars in thousands	December 31, 2018		September 30, 2018		December 31, 2017
GAAP gross profit/margin percentage	$26,166	39.3%	$18,846	37.1%	$15,762	33.2%
Adjustments:
Amortization of completed technology	1,070	1.6	335	0.7	371	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	1,160	2.4
Non-GAAP adjusted gross profit/margin percentage	$27,236	40.9%	$19,181	37.7%	$17,293	36.5%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2018	2018	2017	2018	2018	2017	2018	2018	2017
GAAP operating profit (loss)	$16,141	$13,316	$11,718	$1,590	$382	$(1,396)	$17,731	$13,698	$10,322
Adjustments:
Amortization of completed technology	937	1,152	533	1,070	335	371	2,007	1,487	904
Purchase accounting impact on inventory and contracts acquired	184	—	—	—	—	1,160	184	—	1,160
Non-GAAP adjusted operating profit	$17,262	$14,468	$12,251	$2,660	$717	$135	$19,922	$15,185	$12,386

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2018	2018	2017	2018	2018	2017	2018	2018	2017
GAAP operating profit (loss)	$17,731	$13,698	$10,322	$(12,398)	$(10,082)	$(5,397)	$5,333	$3,616	$4,925
Adjustments:
Amortization of completed technology	2,007	1,487	904	—	—	—	2,007	1,487	904
Amortization of customer relationships and acquired intangible assets	—	—	—	5,769	5,043	4,588	5,769	5,043	4,588
Restructuring charges	—	—	—	59	585	1	59	585	1
Purchase accounting impact on inventory and contracts acquired	184	—	1,160	—	—	—	184	—	1,160
Merger costs	—	—	—	6,354	4,309	613	6,354	4,309	613
Non-GAAP adjusted operating profit (loss)	$19,922	$15,185	$12,386	$(216)	$(145)	$(195)	$19,706	$15,040	$12,191